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                                                                    EXHIBIT 4.06

                             CONSUMERINFO.COM, INC.

                             1999 STOCK OPTION PLAN

     1. Purpose. The ConsumerInfo.com, Inc. 1999 Stock Option Plan (the "Plan") is intended to attract, retain and motivate certain key employees of ConsumerInfo.com, Inc. (the "Company"), and its Subsidiaries and Affiliates (as such terms are defined below) through the grant of nonqualified stock options (the "Options") to purchase shares of common stock, no par value, of the Company ("Common Stock"). Options are sometimes referred to herein as "Awards".

     2. Definitions. For purposes of the Plan, the following terms have the following meanings:

          "Affiliate" means (i) MemberWorks or (ii) any other Person directly or indirectly controlling, controlled by or under common control with, the Company. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" or "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          "Agreement" means an agreement between the Company and a key employee of the Company or any of its Subsidiaries or Affiliates providing for the grant to such key employee of Options.

          "Applicable Value" as of any date of determination means (i) if the Company is a Public Company, Public Value and (ii) if the Company is not a Public Company, Fair Market Value.

          "Associate" has the meaning given such term in Rule 12b-2 under the 1934 Act.

          "Beneficial owner" or "beneficially own" has the meaning given such term in Rule 13d-3 under the 1934 Act.

          "Beneficiary" or "Beneficiaries" means the person(s) designated by a Participant or his Permitted Transferee in writing to the Company to receive payments pursuant to the Plan upon the death of a Participant or his Permitted Transferee. If no Beneficiary is so designated or if no Beneficiary is living at the time a payment is due pursuant to the Plan, payments shall be made to the estate of the Participant or Permitted Transferee. The Participant or Permitted Transferee, as the case may be, shall have the right to change the designated Beneficiaries from time to time by written instrument filed with the Committee in accordance with such rules as may be specified by the Committee.

          "Board of Directors" means the Board of Directors of the Company.

          "Call Right" means the right of the Company, exercisable in accordance with Section 9(a) following termination of a Participant's employment, (i) to purchase, and to cause a Participant or his Permitted Transferee to sell, Option Shares beneficially owned by such Participant or his Permitted Transferee and (ii) to cause a Participant to surrender for cancellation, in consideration of the payment provided for in Section 9(a), unexercised Vested Options granted to such Participant pursuant to the Plan.

          "Commission" means the Securities and Exchange Commission.

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          "Committee" has the meaning assigned to such term in Section 3.

          "Date of Grant" means the date of grant of an Award as set forth in the applicable Agreement.

          "Effective Date" has the meaning assigned to such term in Section 15.

          "Eligible Persons" means key employees of the Company, MemberWorks and any Subsidiary and Affiliate that is selected by the Company from time to time to participate in the Plan.

          "Encumbrance" means any lien, security interest, pledge, claim, option, right of first refusal, marital right or other encumbrance with respect to any share of Common Stock or any Option.

          "Fair Market Value" means the value of a share of Common Stock as determined in good faith by the Board of Directors or, under the circumstances described in Section 10, as determined in a written report to the Committee by an independent appraisal or investment banking firm selected by the Board of Directors. For purposes of the definition of "Fair Market Value", the value to be determined by the Board of Directors or such appraisal or investment banking firm shall be the price per share at which a share of Common Stock would trade on a national securities exchange, NASDAQ or a similar market, after taking into account a discount for lack of liquidity and customary underwriting costs, expenses and commissions, and assuming the absence of any "takeover" or "change in control" premium.

          "Involuntary Transfer" means a transfer of a Participant's Options or Option Shares, or any portion of such Participant's interest therein, by operation of law including, without limitation, as a result of (i) a sale or other disposition by a trustee or debtor in possession appointed or retained in a bankruptcy case, (ii) a sale at any creditors' or judicial sale or (iii) a transfer arising out of a divorce or separation proceeding.

          "Legended Certificate" means a certificate evidencing a number of shares of Common Stock issued in connection with an Award and imprinted with a legend to indicate that (i) such shares are subject to the restrictions on transfer set forth in the Plan and the applicable Agreement and, to the extent applicable, the Transfer Restriction Agreement and (ii) if the offer and sale of such shares have not been registered under the 1933 Act, such shares may be sold only pursuant to a registration statement under the 1933 Act or an exemption from registration under the 1933 Act that the Company has determined is available for such sale.

     "MemberWorks" means MemberWorks Incorporated, a Delaware corporation.

          "NASDAQ" means the National Association of Securities Dealers' Automated Quotation System.

          "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

          "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

          "Option Price" means, with respect to any Option, the exercise price per share of Common Stock, as determined by the Committee in its sole discretion and as set forth in the applicable Agreement.

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          "Option Shares" means the shares of Common Stock acquired by a
     Participant upon exercise of an Option.

          "outstanding", with respect to any share of Common Stock, means, as of any date of determination, all shares that have been issued on or prior to such date, other than shares repurchased or otherwise reacquired by the Company or any Affiliate thereof, on or prior to such date.

          "Participant" means any Eligible Person who has been granted an Award.

          "Permanent Disability", with respect to any Participant, (i) shall be defined in the same manner as such term or a similar term is defined in an employment agreement applicable to the Participant, or (ii) in the case of a Participant who does not have an employment agreement that defines such term or a similar term, means a physical or mental disability or infirmity of the Participant, as determined by a physician of recognized standing selected by the Company, that prevents (or, in the opinion of such physician, is reasonably expected to prevent) the normal performance of the Participant's duties as an employee of the Company for any continuous period of 180 days, or for 180 days during any one-twelve month period.

          "Permitted Transferee" means, (A) with respect to outstanding shares of Common Stock held by any Participant, (i) any Person to whom such shares are transferred by will or the laws of descent and distribution or (ii) any Person that is treated as a "permitted transferee" under the Transfer Restriction Agreement, if applicable, and (B) with respect to Options, any Person (other than the Company) to whom an Option has been transferred in accordance with Section 7.

          "Person" means an individual, a partnership, a joint venture, a corporation, an association, a trust, an estate or other entity or organization, including a government or any department or agency thereof.

          "Prime Rate" means the rate which Citibank, N.A. announces from time to time at its principal office as its prime lending rate for domestic commercial loans, the Prime Rate to change when and as such prime lending rate changes.

          The Company shall be deemed to be a "Public Company" if, as of any date of determination, the aggregate number of shares of Common Stock that shall have been sold in Public Offerings shall equal not less than 15% of the then outstanding shares of Common Stock (as determined on a fully diluted basis).

          "Public Offering" means an underwritten public offering of equity securities of the Company, pursuant to an effective registration statement under the 1933 Act.

          The "Public Value" of a share of Common Stock on a given date shall be the average closing price of a share of Common Stock on such national securities exchange as may be designated by the Board of Directors or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated quotation system, the average closing bid price per share of Common Stock on such automated quotation system (the "Average Closing Price") for the 30-day period ending on such date after taking into account a discount for customary brokerage fees and other transfer related fees and expenses. The Average Closing Price of a share of Common Stock shall be determined by dividing (i) by
     (ii), where (i) shall equal the sum of the closing price for Common Stock on each day that the Common Stock was traded and a closing price was reported on such national securities exchange or such automated quotation system, as the case may be, during the 30-day period,

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     and (ii) shall equal the number of days on which the Common Stock was traded and a closing price was reported on such national securities exchange or such automated quotation system, as the case may be, during the 30-day period.

          "Subsidiary" means any (i) corporation if 50% or more of the total combined voting power of all classes of stock is owned, either directly or indirectly, by the Company or another Subsidiary or (ii) limited liability company if 50% or more of the membership interests is owned, either directly or indirectly, by the Company or another Subsidiary.

          "Transfer Restriction Agreement" means a Transfer Restriction Agreement between the Company and a Participant in a form to be provided by the Committee, setting forth such transfer and other restrictions and conditions upon Option Shares as the Committee determines in its sole discretion are necessary or appropriate.

          "Vested Options" means, as of any date, Options which by their terms are exercisable on such date.

     3.  Administration of the Plan.

          (a) Members of the Committee. The Plan shall be administered, and Awards shall be granted hereunder, by a committee (the

               "Committee") of the Board of Directors comprised of at least three directors selected by the Board of Directors to administer the Plan. The initial members of the Committee shall be Gary Johnson, James B. Duffy and Edward Ojdana, who shall serve in such capacity until such time as the Board of Directors selects other directors to serve in such capacity. Notwithstanding the foregoing, following the first registration of any equity security of the Company pursuant to Section 12 of the 1934 Act, the composition of the Committee may, in the discretion of the Board of Directors, be adjusted to the extent required in order for the Company to rely on the exemptive relief provided under Rule 16b-3, as it may be amended from time to time, promulgated pursuant to Section 16 of the 1934 Act. No member of the Board of Directors or the Committee shall be liable for any action or determination under the Plan made in good faith.

          (b) Authority of the Committee. The Committee shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration and application of the Plan shall be determined in good faith by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The determination of such majority shall be final and binding in all matters relating to the Plan.

     4. Number of Shares of Common Stock Issued in Connection with Options. The maximum aggregate number of shares of Common Stock that may be issued in connection with Options granted under the Plan (the "Share Maximum") is 15 shares, subject to adjustment as provided in Section 12. If any Option expires or is surrendered without being exercised in full, such shares of Common Stock as to which such Option has not been exercised may again be available for issuance in connection with future grants of Options. The Share Maximum shall be increased by the number of shares of Common Stock tendered to the Company in payment of the exercise price of an Option pursuant to Section 8(a) or withheld by the Company to satisfy any tax withholding required under Section 13(c).

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     5.  Eligible Persons.  Awards may be granted or offered only to Eligible
Persons. The Committee shall have the authority to select the individual Participants to whom Awards may be granted from among such class of Eligible Persons and to determine the number and form of Awards to be granted to each Participant.

     6. Agreement. The terms and conditions of each grant or sale of Awards shall be embodied in an Agreement in a form approved by the Committee, which shall contain terms and conditions not inconsistent with the Plan and which shall incorporate the Plan by reference. Each Agreement shall: (a) state the date on which the Award was granted; (b) set forth the number of Options being granted to the Participant and the applicable Option Price or Option Prices; (c) set forth the vesting schedule; (d) be signed by the recipient of the Award and a person designated by the Committee; and (e) be delivered to the recipient of the Award.

     7. Restrictions on Transfer. Until the Company becomes a Public Company, and unless otherwise determined by the Committee in its sole discretion, each Participant who is granted any Options shall, as a condition to the issuance of any Option Shares, execute an agreement pursuant to which he shall become a party to a Transfer Restriction Agreement. Subject to such exceptions as the Committee may determine in its sole discretion for estate planning or similar purposes, no Option or, until the Company becomes a Public Company, Option Share, may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of to any third party other than the Company except as provided in the Plan or, to the extent applicable, the Transfer Restriction Agreement or by will or the laws of descent and distribution. Each Permitted Transferee (other than the Company), by will, by the laws of descent and distribution or otherwise, of any Options or, until the Company becomes a Public Company, Option Shares, shall, as a condition to the transfer thereof to such Permitted Transferee, execute an agreement pursuant to which it shall become a party to the Agreement applicable to the transferor.

     8.  Options.

          (a) Terms of Options Generally. Options may be granted to any Eligible Person. Each Option (or fraction thereof, if so specified in the applicable Agreement) shall entitle the Participant to whom such Option was granted to purchase, upon payment of the relevant Option Price, one share (or applicable fraction thereof) of Common Stock. Payment of the Option Price shall be made in cash or certified or bank check, or, in the sole discretion of the Committee and on such terms and conditions as the Committee may impose, in shares of Common Stock already owned by the Participant (valued at their Applicable Value), in other property acceptable to the Committee or in any combination of cash, shares of Common Stock or such other property. In the event the Company becomes a Public Company, the Committee may also allow Options to be exercised pursuant to a "cashless exercise" program subject to such rules and procedures as the Committee may adopt in its sole discretion. Options granted under the Plan shall comply with the following terms and conditions:

               (i) Option Price. Each Agreement relating to an Option shall specify the relevant Option Price.

               (ii)  Vesting.

                    (A) Vesting Schedule. Unless the Committee in its sole discretion determines otherwise and so sets forth in the applicable Agreement, and except as vesting may be accelerated pursuant to the terms of the Plan, each Option shall vest and become exercisable at the rate of 25% per year on each of the first four anniversaries of the Date of Grant.

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                    (B)  Acceleration of Vesting.  The Committee may, in its
                         sole discretion, accelerate the date or dates on which an Option may be exercised.

               (iii) Duration of Options. Each Option shall be effective for such term as shall be determined by the Committee and set forth in the applicable Agreement; provided, however, that the term of any Option shall not under any circumstances exceed 10 years from the Date of Grant.

               (iv) Exercise Following Termination of Employment. Upon termination of a Participant's employment with the Company and its Subsidiaries and Affiliates for any reason, the Participant (or, in the case of the Participant's death, his Beneficiary) may exercise any Vested Option, subject to Section 8(b), at any time until the earlier of (A) 90 days (or such longer period as may be determined by the Committee in its sole discretion) (one year (or such longer period as may be determined by the Committee in its sole discretion) upon a termination of employment due to death or Permanent Disability) following the date of such termination of employment (or, if a Vested Option may not be exercised on the date of such termination of employment because the conditions to exercise set forth in Section 8(b) are not satisfied, 90 days (or such longer period as may be determined by the Committee in its sole discretion) (one year (or such longer period as may be determined by the Committee in its sole discretion) upon a termination of employment due to death or Permanent Disability) following the date on which the Company notifies the Participant that such conditions have been satisfied and that the Option may be exercised), and (B) exercise by the Company of its Call Right under Section 9(a), if applicable, but in no event after the expiration of the Option under the provisions of clause (iii) above. Upon the expiration of such period or exercise of such Call Right, any such Vested Option not theretofore exercised shall be canceled, and the shares of Common Stock that had been subject thereto shall again be available for grants of further Options under the Plan. In the sole discretion of the Committee, and on such terms and conditions as the Committee may determine, a change in a Participant's status with the Company and its Subsidiaries and Affiliates from an employee to a consultant shall not be treated as a termination of employment for purposes of the Plan.

               (v) Certain Restrictions. Subject to such exceptions as the Committee may determine in its sole discretion pursuant to
                      Section 7, Options granted hereunder shall be exercisable during the Participant's lifetime only by the Participant.

               (vi) Shareholder Rights. A Participant shall have no rights as a shareholder with respect to any shares of Common Stock issuable upon exercise of an Option until a certificate or certificates evidencing such shares shall have been issued to such Participant, and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.

               (vii) Dividends and Distributions. Any shares of Common Stock or other securities of the Company received by the Participant as a result of a stock dividend or other distribution in respect of Option Shares shall be subject to the same restrictions as such Option Shares.

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               (viii)  Additional Terms and Conditions. Each Option granted hereunder, and any shares of Common Stock issued in connection with such Option, shall be subject to such additional terms and conditions not inconsistent with the Plan that are prescribed by the Committee and set forth in the applicable Agreement.

     (b) Certain Limitations. An Option shall not be exercisable unless the offer and sale of the shares of Common Stock subject to the Option have been registered under the 1933 Act and qualified under applicable state "blue sky" laws, or the Company has determined that an exemption from registration under the 1933 Act and from qualification under such state "blue sky" laws is available. No Option may be granted or exercised at a time when such Option, or the granting or exercise thereof, may result in the violation of any law or governmental order or regulation.

     (c) Issuance of Certificate. As soon as practicable following the exercise of any Options, a Legended Certificate evidencing the number of Option Shares issued in connection with such exercise shall be issued in the name of the Participant.

     (d) Unvested Options. Upon termination of a Participant's employment with the Company and its Subsidiaries and Affiliates by the Company or any of its Subsidiaries or Affiliates for any reason, all Options granted to such Participant which have not theretofore vested shall terminate and be canceled without any payment therefor. Except as determined by the Committee in its sole discretion and so set forth in the applicable Agreement, if an Involuntary Transfer occurs with respect to a Participant, all Options granted to such Participant which have not theretofore vested shall terminate and be canceled without any payment therefor.

     9.  Termination of Employment or Involuntary Transfers.

          (a)  Options.

               (i) Company Call Right. If, prior to the Company becoming a Public Company, the employment of a Participant with the Company and its Subsidiaries and Affiliates terminates for any reason, or an Involuntary Transfer occurs, the Company shall have a Call Right, exercisable for a period of 90 days after the date of such termination or Involuntary Transfer, with respect to all the Vested Options and Option Shares beneficially owned by such Participant and his Permitted Transferees. The Company may exercise such Call Right by giving written notice thereof to the Participant or his Permitted Transferee, as the case may be, prior to the expiration of such 90-day period.

               (ii) Purchase Price. With respect to any exercise of a Call Right under this Section 9(a), (A) the purchase price per Option Share to be paid by the Company at the closing provided for in Section 9(b) shall be the Applicable Value, determined as of the date of termination of the Participant's employment or Involuntary Transfer, and (B) the consideration to be paid by the Company in respect of Vested Options surrendered for cancellation at the closing provided for in Section 9(b) shall be the excess, if any, of the aggregate Applicable Value, determined as of the date of termination of the Participant's employment or Involuntary Transfer, of the shares of Common Stock issuable upon exercise of such Vested Options over the aggregate Option Price of such Options.

               (iii) Waiver of Claims. In connection with any exercise of a Call Right under this

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                    Section 9(a) with respect to a Participant's Vested Options or Option Shares, no event relating to the Company that occurs subsequent to the exercise of such Call Right by the Company shall have any effect on the amount that such Participant is otherwise entitled to receive from the Company with respect to such exercise under Section 9(a)(ii) or otherwise, and such Participant's acceptance of such amount at the Closing referred to in Section 9(b) shall constitute a waiver of any and all claims that he may otherwise have had with respect to the occurrence, disclosure or non-disclosure of such event.

     (b) Election and Delivery Procedures.

               (i)  The closing of any exercise of the Call Right pursuant to
                    Section 9(a) shall take place at the offices of the Company, or such other place as may be mutually agreed, not less than 15 nor more than 30 days after the date such Call Right is exercised. The exact date and time of closing shall be specified by the party exercising such Call Right.

               (ii) At such closing, the Participant (or, following the
                    Participant's death, the Participant's Beneficiary or Beneficiaries) shall deliver certificates for the shares of Common Stock to be sold to the Company duly endorsed, or accompanied by written instruments of transfer in form reasonably satisfactory to the Company duly executed, by such transferor, free and clear of any Encumbrances, and shall consent to the cancellation of the Vested Options to be surrendered, which Vested Options shall also be free and clear of any Encumbrances. The Company shall pay the applicable purchase price for shares of Common Stock and consideration for surrendered Vested Options in cash; provided, however, that such payment may be deferred under the circumstances, and to the extent, provided for in
                    Section 11.

     10. Appraisal. If, in connection with the determination of the Applicable Value used to calculate the purchase price for shares of Common Stock and Vested Options upon the exercise of any Call Right under Section 9(a), a Participant reasonably believes that the Board of Directors' determination of Fair Market Value (if applicable) is not reasonable, then such Participant may challenge the Board of Directors' determination of such Fair Market Value by giving written notice to the Board of Directors no later than 15 business days after receipt of notice of the purchase price per share with respect to such shares of Common Stock and Vested Options which the Company intends to pay. In such event, the Company shall engage at its own expense an appraisal or investment banking firm that is independent of the Company and its Affiliates and is knowledgeable in the valuation of companies engaged in a business similar to the business of the Company to determine the Fair Market Value of the Common Stock; provided, however, that if such a determination has been made by such an appraisal or investment banking firm less than one year prior to the date as of which the Fair Market Value of the Common Stock is to be determined, the Company shall not be required to engage any such firm and may instead rely on such earlier valuation; provided further, however, that the Company shall not rely on such earlier valuation if it determines in good faith that such earlier valuation no longer reflects Fair Market Value. Any such appraisal or investment banking firm engaged by the Company shall be selected by the Board of Directors. Such independent appraisal or investment banking firm's determination of Fair Market Value shall be conclusive and binding on the parties. Anything in this Section 10 to the contrary notwithstanding, if such an independent appraisal or investment banking firm is appointed, no payment shall be made in respect of the Participant's shares of Common Stock or Vested Options, as the case may be, pending the determination of Fair Market Value by such firm, payment of the purchase price shall instead be made no later than the tenth business day following receipt by the Company of the report of such firm establishing Fair

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Market Value.  If the Fair Market Value so determined by the independent banking firm exceeds the Fair Market Value as determined by the Board of Directors by more than 10%, the costs of such firm shall be paid by the Company; in all other cases, the costs of such firm shall be shared equally by the Company and the Participant, and the Company shall have the right to withhold the Participant's pro rata share of such costs from any payment it makes in respect of the Participant's shares of Common Stock or Vested Options.

     11. Financial Capability; Legal Limitations. Anything in the Plan or any Agreement to the contrary notwithstanding, to the extent that (i) the limitations or restrictions applicable to the Company under the laws of the jurisdiction of its incorporation, the restrictions or limitations contained in the Articles or Certificate of Incorporation or Bylaws of the Company or any other applicable law, rule or regulation or under the terms of any indebtedness for borrowed money of the Company or under any other agreement to which the Company is a party prohibit the Company from making any payment required under the Plan or any applicable Agreement with respect to a share of Common Stock or Vested Option or (ii) the Board of Directors determines in good faith that the Company is not financially capable of making any such payment or that following such payment the Company's liquidity would be materially impaired, then the Company shall not be obligated to make such payment at such time, and shall have the right to defer such payment until the Board of Directors reasonably determines that such limitations and restrictions no longer restrict the Company from making such deferred payment. Any amounts the payment of which is so deferred shall bear interest, compounded annually and calculated at a rate equal to the Prime Rate and shall be paid (with interest) promptly after, and to the extent that, the Board of Directors determines that the limitations and restrictions referred to in the first sentence of this Section 11 no longer restrict such payment. Notwithstanding a deferral of payment in accordance with this Section 11 for shares of Common Stock or Vested Options in respect of which a Call Right shall have been exercised, the closing of any exercise of such Call Right shall take place as provided in Section 10(b), and the right of a Participant and his Permitted Transferees in respect of the shares of Common Stock and Vested Options subject to such Call Right (other than the right to receive payment of amounts deferred in accordance with this Section 11) shall terminate as of such closing.

     12.  Effect of Certain Corporate Changes and Changes in Control.

          (a) Dilution and Other Adjustments. In the event of a stock dividend or split, the Committee shall make any or all of the following adjustments as are necessary or advisable (the form of which shall be determined by the Committee in its sole discretion) to provide each Participant with a benefit equivalent to that which he would have been entitled to had such event not occurred: (i) adjust the number of Awards granted to each Participant and the number of Awards that may be granted generally pursuant to the Plan, (ii) adjust the Option Price of any Options and (iii) make any other adjustments, or take such action, as the Committee, in its discretion, deems appropriate. Such adjustments shall be conclusive and binding for all purposes. In the event of a change in the Common Stock, which is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

          (b) Effect of Reorganization. In the event that (i) the Company is merged or consolidated with another corporation, (ii) all or substantially all the assets or shares of Common Stock of the Company are acquired by another Person, (iii) the Company is reorganized, dissolved or liquidated (each such event in (i), (ii) or (iii) being hereinafter referred to as a "Reorganization Event") or (iv) the Board of Directors shall propose that the Company enter into a Reorganization Event, then the Committee shall, subject to any other provisions of the Plan applicable to such Reorganization Event, make upon consummation of such Reorganization Event any or all of the adjustments described in Section 12(a) as are necessary or advisable in the sole discretion of the Committee to provide the Participant with a benefit equivalent to that which he would have been entitled to had such event not occurred. If such Reorganization Event involves the acquisition of all or substantially all of the shares of Common Stock by another Person, the Committee may, in its sole discretion, provide for the assumption of Options, or the substitution of equivalent Options, by the acquiring Person.

     13.  Miscellaneous.

          (a) No Rights to Grants or Continued Employment. No Participant shall have any claim or right to receive grants of Awards under the Plan. Neither the Plan nor any action taken or omitted to be taken hereunder shall be deemed to create or confer on any Participant any right to be retained in the employ of the Company or any Subsidiary or Affiliate, or to interfere with or to limit in any way the right of the Company or any Subsidiary or Affiliate to terminate the employment of such Participant at any time.

          (b) Right of Company to Assign Rights and Delegate Duties. The Company shall have the right to assign any of its rights and delegate any of its duties hereunder to any of its Subsidiaries or Affiliates.

          (c) Tax Withholding. The Company and its Subsidiaries and Affiliates shall have the right to require any individual entitled to receive shares of Common Stock pursuant to an Award to remit to the Company, prior to the delivery of any certificates evidencing such shares, any amount sufficient to satisfy any federal, state or local tax withholding requirements. Prior to the Company's determination of such withholding liability, such individual may make an irrevocable election to satisfy, in whole or in part, such obligation to remit taxes, by directing the Company to withhold shares of Common Stock that would otherwise be received by such individual. Such election may be denied by the Committee in its discretion, or may be made subject to certain conditions specified by the Committee, including, without limitation, conditions intended to avoid the imposition of liability against the individual under Section 16(b) of the 1934 Act. The Company and its Subsidiaries and Affiliates shall also have the right to deduct from all cash payments made pursuant to the Plan or any applicable Agreement any federal, state or local taxes required to be withheld required to be withheld with respect to such payments.

          (d) No Restriction on Right of Company to Effect Corporate Changes. The Plan shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital structure or business of the Company or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the assets or business of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

          (e) 1934 Act. Notwithstanding anything contained in the Plan or any Agreement to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the 1934 Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability, but in no event for a period in excess of 180 days.

     14. Amendment. The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part. No termination or amendment of the Plan may, without the consent of the Participant to whom any Awards shall previously have been granted, adversely affect the rights of such Participant in such Awards.

     15. Effective Date. The Plan shall be effective as of July 28, 1999 (the "Effective Date").

     16. Termination of the Plan. The Plan shall continue until terminated by the Board of Directors pursuant to Section 14, and no further Awards shall be made hereunder after the date of such termination.

     17. Headings. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

     18. Governing Law. The Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the State of Delaware without reference to rules relating to conflicts of law.

This option and related documents are prepared in a format which is appropriate for option grants from private companies. However, the Company is currently in the process of merging with Homestore.com, Inc., a public company. Assuming the merger does occur, Homestore will assume the options under this plan. While certain significant features under this option will remain the same (e.g., vesting), Homestore may replace the documents under this plan with documents which are more suitable for options in public companies. A copy of the example replacement documents is available upon request.

                               AMENDMENT TO THE
                 CONSUMERINFO.COM, INC. 1999 STOCK OPTION PLAN

                                   RECITALS

     A. On August 24, 2001, iPlace, Inc., a Delaware corporation ("iPlace") was merged into a wholly owned subsidiary of Homestore.com, Inc., a Delaware corporation ("Homestore"), pursuant to that certain Agreement and Plan of Merger dated August 7, 2001, as amended (the "Merger Agreement");

     B. The Homestore Board of Directors (the "Board") on August 3, 2001, (1) approved the assumption by Homestore of the ConsumerInfo.com 1999 Stock Option Plan (the "Plan"), which was previously assumed by iPlace, and all of the then outstanding options granted under the Plan and (2) approved the conversion of options outstanding under the Plan to options to acquire Homestore common stock as contemplated by the Merger Agreement;

     C. It is advisable to amend the Plan to reflect Homestore's assumption of the Plan.

                                   AMENDMENT

     The Plan is hereby amended as follows:

     1.  Section 1 "Purpose" is hereby amended it its entirety to read as
                    -------
follows:

     "The ConsumerInfo.com, Inc. 1999 Stock Option Plan (the "Plan") was
                                                              ----
originally intended to attract, retain and motivate certain key employees of ConsumerInfo.com, Inc. and its subsidiaries and affiliates through the grant of nonqualified stock options (the "Options") to purchase shares of
                                 -------
ConsumerInfo.com, Inc. common stock. The Plan and the outstanding Options under the Plan were subsequently assumed by iPlace, and on August 24, 2001, pursuant to the Agreement and Plan of Merger among Homestore.com, Inc. (the "Company"),
                                                                    -------
iPlace, Inc. and certain stockholders of iPlace, Inc., the Plan and outstanding Options granted under the Plan as of such date were assumed by the Company, and such outstanding Options were converted into Options to purchase shares of the Company's common stock, par value $.001 (the "Common Stock"). Options are
                                              ------------
sometimes referred to herein as "Awards." As of August 24, 2001, no additional Options shall be granted under this Plan."

     2.  The definition of "Affiliate" is hereby amended to delete the phrase
                            ---------
"(i) MemberWorks or (ii)," which appears between the words "means" and "any" in the first line of the definition.

     3.  The definition of "Eligible Persons" is hereby amended to read as
                            ----------------
follows: "means key employees of the Company and any Subsidiary and Affiliate that is selected by the Company from time to time to participate in this Plan."

     4.  The definition of "MemberWorks" is hereby deleted in its entirety.
                            -----------

     5.  Section 4 "Number of Shares of Common Stock Issued in Connection with
                    ----------------------------------------------------------
Options." is hereby amended in its entirety to read as follows:
--------

     "On or after August 24, 2001, the maximum aggregate number of shares of Common Stock that may be issued in connection with Options granted under this Plan is 287,431, which is equal to the number of shares that were subject to outstanding Options under the Plan immediately prior to its assumption by the Company, as adjusted in accordance with the Merger Agreement to reflect the conversion of the shares to shares of the Company's Common Stock (subject to further adjustment as provided in Section 12)."